Exhibit 99.1

Cumulus Completes Refinancing of Senior Secured Credit Facilities

Expected to Result in Annual Interest Expense Savings of $30+ Million; Extends Maturities

ATLANTA, GA, December 23, 2013 – Cumulus Media Inc. (NASDAQ: CMLS) announced today that it has entered into an Amended and Restated Credit Agreement, consisting of a $2.025 billion term loan (“Term Loan”) maturing in December 2020 and a $200 million revolving credit facility (“Revolver”) maturing in December 2018.

The proceeds from the Term Loan along with cash on hand have been used to repay in full all amounts outstanding under the first and second lien term loans under Cumulus’ pre-existing credit agreements. Amounts outstanding under the Term Loan and the Revolver, which is currently undrawn, will bear interest at LIBOR + 325 bps, subject to a 1.00% LIBOR floor.

The refinancing follows the entry into a $50 million, 5-year revolving accounts receivables securitization facility, which Cumulus entered into on December 6, 2013. Advances under the securitization facility, which are subject to a borrowing base calculation, bear interest at LIBOR + 250 bps with no LIBOR floor.

“This highly successful refinancing transaction is expected to increase our free cash flow by greater than $30 million annually, extends our maturities through 2020 and simplifies our capital structure,” said Lew Dickey, CEO of Cumulus. “We believe our balance sheet has now placed us at a competitive advantage that positions us well for future growth opportunities.”

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, risks and uncertainties relating to our need for additional funds to service our debt and to execute our business strategy, our ability to timely and cost-effectively renew any one or more of our broadcast licenses, changes in interest rates, our ability to timely complete any pending acquisitions or dispositions, our ability to manage costs and obtain synergies in connection with the integration of completed acquisitions, our ability to effectively manage our operating costs, including in connection with our growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to exogenous national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012 and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc.

Cumulus Media (NASDAQ: CMLS) is the largest pure-play radio broadcaster in the United States based on station count, with approximately 460 owned and operated stations in 89 U.S. media markets and a fully-distributed programming network serving more than 10,000 affiliates nationwide, which contains a portfolio of iconic media, sports and entertainment brands. Cumulus strives to create the next generation of radio broadcasting and digital enterprise based on great people and technological excellence. Cumulus provides high-quality local programming choices for listeners and advertisers, challenging career environments for employees and value opportunities for shareholders. For more information, visit www.cumulus.com.

Media Contact:

Davidson Goldin

212-319-3451 x640

david@goldinsolutions.com

www.goldinsolutions.com

Investor Relations Contact:

Collin Jones

Investor Relations

404-260-6600

collin@cumulus.com